UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2021
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TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

Director Election

On September 14, 2021, the Board of Directors (the “Board”) of Travere Therapeutics, Inc. (the “Company”) approved an increase in the size of the Board of Directors from 10 to 11 members and elected Ruth Williams-Brinkley to serve as a director of the Company, effective September 14, 2021.

In accordance with the Company’s non-employee director compensation program, upon her appointment as a director, Ms. Williams-Brinkley received a nonqualified stock option to purchase 15,750 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant, and a restricted stock unit covering 5,250 shares of the Company’s common stock, each of which will vest and become exercisable over a three year period following the date of grant. Additionally, Ms. Williams-Brinkley will be entitled to receive a $50,000 annual retainer for her service as a director.

At each annual meeting of stockholders following which Ms. Williams-Brinkley’s term as a director continues, Ms. Williams-Brinkley will be entitled to receive a nonqualified stock option to purchase 9,000 shares of the Company’s common stock, and a restricted stock unit covering 3,000 shares of the Company’s common stock, each of which will vest and become exercisable on the one year anniversary of the date of grant.

The Company and Ms. Williams-Brinkley have also entered into the Company’s standard form of indemnity agreement for the Company’s directors and officers.

Ms. Williams-Brinkley currently serves as President of the Kaiser Foundation Health Plan for the Mid-Atlantic States, overseeing Kaiser Permanente’s care delivery and health plan operations in Washington, D.C., suburban Maryland, Baltimore and Northern Virginia. Since January 1, 2020 and through June 30, 2021, the Company has recognized gross revenue from sales of the Company’s commercial products to Kaiser Foundation Health Plan and Hospitals in an aggregate amount of approximately $4.9 million. The Board has determined that Ms. Williams-Brinkley qualifies as independent under Nasdaq listing rules.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: September 14, 2021	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary